Exhibit 99.1

Calisa Acquisition Corp Announces Entering into Merger Agreement with GoodVision AI Inc

New York, NY, March 9, 2026 -- Calisa Acquisition Corp (NASDAQ: ALIS) (“ALIS”), a special purpose acquisition company, announced the execution of a Business Combination Agreement (the “Merger Agreement”) with GoodVision AI Inc (“GoodVision AI”), a global cloud-computing and AI-infrastructure solutions provider.

Pursuant to the Merger Agreement, ALIS’s wholly owned subsidiary, Calisa Merger Sub, will merge with and into GoodVision AI, with GoodVision AI surviving the merger and becoming a wholly-owned subsidiary of ALIS. The transaction provides for GoodVision AI’s stockholders to receive ALIS ordinary shares valued at $180 million (the “Business Combination”). The transaction has been approved by the boards of directors of both ALIS and GoodVision AI and is expected to be consummated in the second half of 2026, subject to regulatory and shareholder approval by the shareholders of each of ALIS and GoodVision AI and the satisfaction of certain other customary closing conditions. Upon the closing of the Business Combination, the combined company is expected to operate under the name GoodVision AI Inc and remain a NASDAQ-listed public company trading under a new ticker symbol. GoodVision AI’s executive management team will continue to lead the combined company.

GoodVision AI, founded in 2019 by David Wang, former Senior Director at IBM, Senior Director of Solutions Architect of Amazon Web Services (“AWS”), and Chief Architect of Tencent Cloud, is a global cloud-computing and artificial intelligence (AI)-infrastructure solutions provider. GoodVision AI’s principal operations are based in the United States, with additional locations in Germany, Japan, Singapore, and other countries and regions in Asia. GoodVision AI provides multi-cloud professional services, cloud redistribution services, AI computing services, and hybrid cloud-edge infrastructure solutions to customers worldwide. GoodVision AI’s customers include organizations in the gaming, video, cross-border e-commerce, and crypto-related technology sectors, each of which requires flexible and scalable cloud infrastructure or AI capability to operate globally.

GoodVision AI initially built its business around multi-cloud professional services, helping enterprise customers procure and manage cloud computing resources. In this phase, GoodVision AI focused on redistributing cloud-service capacity obtained from major providers such as Google Cloud Platform, AWS, Alibaba Cloud, and Tencent Cloud. Through partnerships or agency relationships with multiple global cloud providers, GoodVision AI was able to procure cloud resources in bulk and provide customers with competitive pricing, cross-platform access, responsive technical support, and global service delivery.

As global demand for AI computing accelerated, GoodVision AI began evolving beyond traditional cloud-service. The company initiated a strategic transition toward becoming an AI-focused hybrid cloud and edge-computing platform. As part of this shift, the Company developed the GoodVision AI Scheduling Platform, a system designed to route and optimize AI inference workloads across multiple large language models (LLMs), computing layers, and edge devices. The platform integrates both closed-source and open-source models and aims to reduce customer costs, improve latency, and address data-privacy requirements.

To support this transformation, GoodVision AI also plans to expand its computing infrastructure. This includes developing additional data-center capacity and deploying GPU-based inference clusters and edge nodes. The company intends to pursue these efforts partly through strategic collaborations, including its partnership with EdgeAI, a distributed edge-computing provider.

Over the long term, GoodVision AI’s objective is to build a global AI computing distribution network that integrates hybrid cloud resources, edge devices, and a multi-model routing engine, enabling customers to deploy AI capabilities efficiently and cost-effectively across different regions.

David Wang, CEO of GoodVision AI, commented, “On behalf of the entire team, we are thrilled to announce this merger. The AI market is undergoing rapid growth, and we see immense opportunity to capitalize on this momentum. Accessing the public market provides the strategic capital necessary to accelerate the development of our AI-inference platform and significantly expand our footprint in cloud computing. We are excited to partner with ALIS and Hongfei’s team, whose shared vision will help us achieve these ambitious goals and deliver greater value to our customers and shareholders.”

Hongfei Zhang, Chief Executive Officer of ALIS, commented, “We’re very excited to announce the proposed merger with GoodVision AI. Our extensive search and thorough evaluation of numerous potential business combination partners led us to GoodVision AI, which our management team believes offers the most compelling opportunity to deliver shareholder value. We believe this business combination will provide ALIS investors with an equity stake in a pioneering cloud-computing and AI company, which is poised to benefit from the fast growing world-wide market of cloud-computing and AI infrastructure solutions. We endorse GoodVision AI’s vision and are committed to supporting its goal to enable Vision AI across all relevant environments and situations.”

The description of the Merger Agreement and the Business Combination contained herein is only a summary and is qualified in its entirety by reference to the Merger Agreement. For additional information, see ALIS’s Current Report on Form 8-K, which will be filed promptly and can be obtained at the website of the U.S. Securities and Exchange Commission (“SEC”) at www.sec.gov.

Advisors

Graubard Miller is serving as U.S. legal advisor to ALIS. VCL Law LLP is serving as legal advisor to GoodVision AI Inc. EarlyBirdCapital Inc. is serving as financial advisor to ALIS.

About GoodVision AI Inc

GoodVision AI, founded in 2019, is a global cloud-computing and AI-infrastructure solutions provider. GoodVision AI provides multi-cloud professional services, cloud redistribution services, AI computing services, and hybrid cloud-edge infrastructure solutions to customers worldwide.

About Calisa Acquisition Corp

Calisa Acquisition Corp is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company will not be limited to a particular industry or geographic region in its identification and acquisition of a target company.

Cautionary Note Regarding Forward Looking Statements

Neither ALIS, GoodVision AI nor any of their respective affiliates makes any representation or warranty as to the accuracy or completeness of the information contained in this press release. This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering the proposed Business Combination discussed herein. It is not intended to form the basis of any investment decision or any other decision in respect of the proposed Business Combination.

This press release includes certain “forward-looking statements” within the meaning of the federal securities laws with respect to the proposed Business Combination between ALIS and GoodVision AI, including statements regarding the benefits of the Business Combination, GoodVision AI’s or ALIS’ expectations with respect to future performance, the addressable market for GoodVision AI’s solutions and services, capitalization of GoodVision AI after giving effect to the Business Combination, the anticipated timing of the Business Combination and the business of GoodVision AI and the markets in which it operates. ALIS’ and GoodVision AI’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements generally are identified by the words “aspire,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “will be,” “will continue,” “will likely result,” “could,” “should,” “would,” “believe(s),” “predicts,” “potential,” “continue,” “future,” “opportunity,” “strategy,” and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are their managements’ current predictions, projections and other statements about future events that are based on current expectations and assumptions available to GoodVision AI and ALIS, and, as a result, are subject to risks and uncertainties. Any such expectations and assumptions, whether or not identified in this press release should be regarded as preliminary and for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside ALIS’ and GoodVision AI’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the risk that the benefits of the Business Combination may not be realized; the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of ALIS’ securities; the amount of redemption requests made by ALIS’ public shareholders and the failure to satisfy the conditions to the consummation of the Business Combination, including the failure of ALIS’ shareholders to approve and adopt the Merger Agreement and the Business Combination; the ability to meet stock exchange listing standards following the consummation of the Business Combination; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be initiated following announcement of the Business Combination; the risk that the proposed Business Combination disrupts current plans and operations of GoodVision AI as a result of the announcement and consummation of the Business Combination; the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the Business Combination; risks associated with changes in applicable laws or regulations applicable to GoodVision AI’s operations; the possibility that the combined company may be adversely affected by other economic, geopolitical, business, and/or competitive factors; negative perceptions or publicity of GoodVision AI; and other risks and uncertainties that will be detailed in the registration statement on Form S-4 (“Registration Statement”) to be prepared by ALIS and GoodVision AI and as indicated from time to time in ALIS’ filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

ALIS and GoodVision AI caution that the foregoing list of factors is not exclusive. ALIS and GoodVision AI caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither ALIS nor GoodVision AI undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Forward-looking statements are not guarantees of future performance. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement to be filed by ALIS with the SEC, and other documents filed by ALIS and/or GoodVision AI from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and all forward-looking statements in this press release are qualified by these cautionary statements. GoodVision AI and ALIS assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law. Neither GoodVision AI nor ALIS give any assurance that either GoodVision AI or ALIS will achieve its expectations. The inclusion of any statement in this press release does not constitute an admission by GoodVision AI or ALIS or any other person that the events or circumstances described in such statement are material.

Additional Information about the Business Combination and Where to Find It

In connection with the proposed Business Combination between ALIS and GoodVision AI, ALIS intends to file with the SEC the Registration Statement which will include a proxy statement and prospectus (“Proxy Statement/Prospectus”) to be used in connection with the Business Combination. After the Registration Statement is declared effective, the Company plans to mail the definitive Proxy Statement/Prospectus to all ALIS shareholders as of a record date to be established for voting on the proposed transaction. ALIS also will file other documents regarding the proposed transaction with the SEC. This press release does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITYHOLDERS OF ALIS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALIS, GOODVISION AI, THE PROPOSED BUSINESS COMBINATION AND RELATED MATTERS. Investors and securityholders will be able to obtain free copies of the Proxy Statement/Prospectus (when available) and all other relevant documents filed with the SEC by ALIS through the website maintained by the SEC at www.sec.gov. In addition, investors and securityholders will be able to obtain free copies of the documents filed with the SEC by directing a written request to ALIS at 205 W. 37th Street, New York, New York 10018.

Participants in the Solicitation

ALIS, GoodVision AI and certain of their respective directors, executive officers, and employees may be considered to be participants in the solicitation of proxies from ALIS’ shareholders in connection with the proposed Business Combination. Information about ALIS’ directors and executive officers and their ownership of ALIS’ securities is set forth in the Company’s filings with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of ALIS in connection with the proposed transaction, including a description of their respective direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus when it is filed with the SEC. Shareholders, potential investors and other interested persons should read the Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions. Additional information regarding ALIS’ directors and executive officers can also be found in ALIS’ final prospectus dated October 21, 2025. These documents are available free of charge as described above.

No Offer or Solicitation

This press release shall not constitute a solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of ALIS, GoodVision AI or the combined company resulting from the proposed transaction, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act. This press release is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction in where such distribution or use would be contrary to local law or regulation.

For investor and media inquiries, please contact:

Investor Relations

ir@calisaspac.com